Exhibit 10.15

NOTICE OF GRANT OF RESTRICTED STOCK	Vitesse Semiconductor Corporation
UNITS AND RSU AGREEMENT	ID: 77-0138960

NAME	Grant Number:	XXXXXX
ADDRESS	Plan:	2001
	ID:	XXXXXX

Effective                              (“Award Date”), you have been granted an award of                    Restricted Stock Units (“RSU”).  Subject to your continued employment or service, these units are restricted until the vest date(s) shown below, at which time you will receive shares of Vitesse Semiconductor Corporation (the “Company”) common stock.

Number of Shares	Vest Date

[The release of the Shares shall be conditioned upon the following:

(i)                                     at least one year and one day has passed since the Award Date; and

(ii)                                  the common stock underlying these RSUs is listed on the NASDAQ Stock Market or such other national securities exchange as described in Section 18 of the Securities Act of 1933 or in Rule 146 promulgated thereunder.]

By your online acceptance of this RSU award, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Amended and Restated 2001 Stock Incentive Plan, the Restricted Stock Unit Award Terms and Conditions, as posted on ETRADE as of the date of this RSU Agreement, which are incorporated herein by reference, and this RSU Agreement.

Vitesse Semiconductor Corp.

By:

Title:

RESTRICTED STOCK UNIT AWARD

TERMS AND CONDITIONS

IN CONNECTION WITH

VITESSE SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan (the “Plan”).

2.             Grant.  Set forth herein are the terms and conditions applicable to the Restricted Stock Unit Award reflected by the Notice of Grant of Restricted Stock Units and RSU Agreement (hereinafter referred to as the “Notice”).  The Notice evidences the grant to the Employee of a Restricted Stock Unit Award with respect to an aggregate number of restricted stock units as set forth in the Notice, subject to adjustment as provided in Section 10 of the Plan (the “Restricted Stock Units”).  As used herein, the term “restricted stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one (1) outstanding share of the Company’s common stock (subject to adjustment as provided in Section 10 of the Plan) solely for purposes of the Plan, the Notice and the terms and conditions set forth herein.  The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Employee if such Restricted Stock Units vest pursuant to Section 3 hereof.  The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

3.             Vesting.  Subject to Section 8 hereof, the Award shall vest and become nonforfeitable as set forth in the Notice.

4.             Continuance of Employment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits as set forth herein.  Partial employment or service, even if substantial, during any vesting period will not entitle the Employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 hereof or under the Plan.

Nothing contained herein or in the Plan constitutes an employment or service commitment by the Company, affects the Employee’s status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Company, interferes in any way with the right of the Company at any time to terminate such employment or services, or affects the right of the Company to increase or decrease the Employee’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto.

5.             Dividend and Voting Rights.

(a)           Limitations on Rights Associated with Units.  The Employee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) hereof) and no voting rights, with respect to the Restricted Stock Units and any shares of common stock underlying or issuable in respect of such Restricted Stock Units until such shares of common stock are actually issued to and held of record by the Employee.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock.

(b)           Dividend Equivalent Rights Distributions.  Within 60 days of any date that the Company pays a cash dividend on its common stock, the Company shall pay Employee an amount equal to the per share cash dividend paid by the Company on its common stock on such date multiplied by the total number of outstanding and unpaid Restricted Stock Units (including any dividend equivalents previously credited hereunder) remaining subject to the Award as of the related dividend payment record date.  No such payment shall be made with respect to any Restricted Stock Units which, as of such record date, have either been paid pursuant to Section 7 hereof or terminated pursuant to Section 8 hereof.

6.             Restrictions on Transfer.  Neither the Restricted Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7.             Timing and Manner of Payment of Restricted Stock Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award per Section 3 hereof, but in no event later than 60 days following vesting, the Company shall deliver to the Employee a number of shares of common stock equal to the number of Restricted Stock Units subject to the Award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 8 hereof and in any event subject to Section 9 hereof.  The Company’s obligation to deliver shares of common stock or otherwise make payment with respect to the vested Restricted Stock Units shall be subject to the following conditions:

(a)                                  at least one year and one day shall have passed since the Award Date;

(b)                                 Vitesse common stock underlying the Award must be listed on the NASDAQ Capital Market or such other national securities exchange as described in Section 18 of the Securities Act or in Rule 146 promulgated thereunder; and

(c)                                  the Employee or other person entitled under the Plan to receive any shares with respect to the vested Restricted Stock Units shall have delivered to the Company any representations or other documents or assurances required by the Company.

The Employee shall have no further rights with respect to any Restricted Stock Units that are so paid or that are terminated pursuant to Section 8 hereof.

8.             Effect of Termination of Employment.  Except as provided in Section 7(e) of the Plan, the Employee’s Restricted Stock Units shall terminate to the extent such units have not become vested prior to the date the Employee is no longer employed by the Company, regardless of the reason for the termination of the Employee’s employment by the Company, whether with or without cause, voluntarily or involuntarily.  If any Restricted Stock Units are terminated hereunder, such unvested Restricted Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Employee, or the Employee’s beneficiary or personal representative, as the case may be.

9.             Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 10 of the Plan, the Committee shall make adjustments if appropriate in the number of Restricted Stock Units and the number and kind of securities that may be issued in respect of the Restricted Stock Unit Award.  The Committee may accelerate payment and vesting of the Restricted Stock Units in such circumstances as it, in its sole discretion, may determine, but in all events, payment shall be made within 60 days of vesting.

10.           Tax Withholding.  Upon any payment of dividend equivalents and/or the distribution of shares of the common stock in respect of the Restricted Stock Units, the Company shall have the right at its option to (i) require the Employee to pay or provide for payment in cash of the amount of any taxes that the Company may be required to withhold with respect to such payment and/or distribution, or (ii) deduct from any amount payable to the Employee the amount of any taxes which the Company may be required to withhold with respect to such payment and/or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of common stock hereunder, the Committee may, in its sole discretion, direct the Company to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then Fair Market Value (as determined pursuant to the Plan), to satisfy such withholding obligation.

11.           Notices.  Any notice to be given under these terms and conditions shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Employee at the Employee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Employee is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.           Plan.  The Award and all rights of the Employee hereunder are subject to, and by accepting the Notice, the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and conditions herein and of the Plan, the terms and conditions of the Plan shall govern.  By accepting the Notice, the Employee agrees to be bound by the terms of the Plan and the terms and conditions herein and acknowledges having read and understood the Plan and the terms and conditions herein.  Unless otherwise expressly provided in other sections herein, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

13.           Entire Agreement.  The Notice, the terms and conditions herein and the Plan collectively constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and the terms and conditions herein may be amended pursuant to Section 12 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.           Limitation on Employee’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  The terms and conditions herein and the Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Employee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable in cash, if any, with respect to the Restricted Stock Units, and rights no greater than the right to receive the common stock (or equivalent value) as a general unsecured creditor with respect to Restricted Stock Units, as and when payable thereunder.

15.           Section Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.           Governing Law.  The Notice and the terms and conditions herein shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.